EXHIBIT 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
480-606-3337
Jeff Stanlis, Hayden Communications (media)
480-510-7228

For Immediate Release

RURAL/METRO ANNOUNCES SECOND-QUARTER FISCAL 2007 CONFERENCE CALL

SCOTTSDALE, Ariz. (March 20, 2007) – Rural/Metro Corporation (Nasdaq: RURL) announced today it would release financial results for the fiscal 2007 second quarter and six months ended December 31, 2006 on Thursday, March 22, 2007. In conjunction, the Company will host a conference call and webcast to discuss operating results beginning at 8 a.m. (Pacific)/ 11 a.m. (Eastern).

Individuals wishing to participate should dial (800) 819-9193 (domestic) or (913) 981-4911 (international). For interested individuals unable to join the call, a replay will be available until midnight (Eastern) March 24, 2007. To access the replay, dial (888) 203-1112 (domestic) or (719) 457-0820 (international). The required pass code to access the replay is 1461425. A live audio webcast also will be made available at www.ruralmetro.com, with a replay available for 90 days following the call.

Rural/Metro Corporation is a leading provider of emergency and non-emergency medical transportation, private fire protection, and other safety services in 24 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

(RURL/F)

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